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                                                                   EXHIBIT 99(a)

                               RAYCHEM CORPORATION

                FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1995

                  Participating Subsidiaries in the Amended and Restated 1984 Employee Stock Purchase Plan for United States employees and employees of certain domestic and foreign subsidiaries.

       The following subsidiaries of Raychem Corporation have been designated by the Administrator to participate in the Plan:

       Compagnie Francaise des Isolants S.A. (CFI)
       Elo Touch Systems, Inc.
       K.K. Raychem
       Raychem AG
       Raychem A/S (Denmark)
       Raychem (Australia) Proprietary, Ltd.
       Raychem Gesellschaft m.b.H.
       Raychem GmbH
       Raychem (H.K.) Limited
       Raychem International Corporation
       Raychem Korea Ltd
       Raychem Limited
       Raychem (Nederland) B.V.
       Raychem New Zealand Limited
       Raychem N.V.
       Raychem OY
       Raychem S.A.
       Raychem, S.A.
       Raychem Saudi Arabia Limited
       Raychem Singapore Pte. Limited
       Raychem S.p.A.
       Raychem Taiwan Limited
       Remtek International Corporation
       Sigmaform France S.A.R.L.
       Sigmaform GmbH
       Sigmaform (U.K.) Limited
       Walter Rose GmbH